Exhibit 99.1
CVR Partners Reports Third Quarter 2025 Results
•Third quarter net income of $43 million, or $4.08 per common unit; EBITDA of $71 million
•Announced cash distribution of $4.02 per common unit
SUGAR LAND, Texas (October 29, 2025) – CVR Partners, LP (NYSE: UAN, “CVR Partners” or the “Partnership”), a manufacturer of ammonia and urea ammonium nitrate (“UAN”) solution fertilizer products, today announced net income of $43 million, or $4.08 per common unit, and EBITDA of $71 million on net sales of $164 million for the third quarter of 2025, compared to net income of $4 million, or 36 cents per common unit, and EBITDA of $36 million on net sales of $125 million for the third quarter of 2024.
“CVR Partners achieved strong results for the third quarter of 2025 driven by safe, reliable operations and a combined ammonia production rate of 95 percent,” said Mark Pytosh, Chief Executive Officer. “Harvest is nearing completion and ammonia demand for fall application has been strong.
“With market conditions remaining favorable, we will continue to focus on safe, reliable operations, as well as cash generation and unitholder returns,” Pytosh said. “In addition, CVR Partners is pleased to declare a third quarter 2025 cash distribution of $4.02 per common unit.”
Consolidated Operations
Production at CVR Partners’ fertilizer facilities decreased slightly compared to the third quarter of 2024, producing a combined 208,000 tons of ammonia during the third quarter of 2025, of which 59,000 net tons were available for sale while the rest was upgraded to other fertilizer products, including 337,000 tons of UAN. During the third quarter of 2024, the fertilizer facilities produced a combined 212,000 tons of ammonia, of which 61,000 net tons were available for sale while the remainder was upgraded to other fertilizer products, including 321,000 tons of UAN.
For the third quarter 2025, average realized gate prices for ammonia and UAN were up 33 percent and 52 percent, respectively, over the prior year to $531 and $348 per ton, respectively. Average realized gate prices for ammonia and UAN were $399 and $229 per ton, respectively, for the third quarter of 2024.
Distributions
CVR Partners also announced that on October 29, 2025, the Board of Directors of the Partnership’s general partner (the “Board”) declared a third quarter 2025 cash distribution of $4.02 per common unit, which will be paid on November 17, 2025, to common unitholders of record as of November 10, 2025.
CVR Partners is a variable distribution master limited partnership. As a result, its distributions, if any, will vary from quarter to quarter due to several factors, including, but not limited to, its operating performance, fluctuations in the prices received for its finished products, maintenance capital expenditures, and use of cash and cash reserves deemed necessary or appropriate by the Board.
Third Quarter 2025 Earnings Conference Call
CVR Partners previously announced that it will host its third quarter 2025 Earnings Conference Call on Thursday, October 30, at 11 a.m. Eastern. This Earnings Conference Call may also include discussion of the Partnership’s developments, forward-looking information and other material information about business and financial matters.

The third quarter 2025 Earnings Conference Call will be webcast live and can be accessed on the Investor Relations section of CVR Partners’ website at www.CVRPartners.com. For investors or analysts who want to participate during the call, the dial-in number is (800) 715-9871, conference ID 6969200. A repeat of the call can be accessed for seven days by dialing (800) 770-2030, conference ID 6969200. The webcast will be archived and available on the Investor Relations section of CVR Partners’ website at www.CVRPartners.com.
Qualified Notice
This release serves as a qualified notice to nominees and brokers as provided for under Treasury Regulation Section 1.1446-4(b). Please note that 100 percent of CVR Partners’ distributions to foreign investors are attributable to income that is effectively connected with a United States trade or business. Accordingly, CVR Partners’ distributions to foreign investors are subject to federal income tax withholding at the highest effective tax rate.
Forward-Looking Statements
This news release contains forward-looking statements. Statements concerning current estimates, expectations and projections about future results, performance, prospects, opportunities, plans, actions and events and other statements, concerns, or matters that are not historical facts are “forward-looking statements,” as that term is defined under the federal securities laws. These forward-looking statements include, but are not limited to, statements regarding future: continued safe and reliable operations; net income and net sales; drivers of our results; utilization and production rates; nitrogen fertilizer pricing, supply and demand; ability to generate free cash flow; distributions, including the timing, payment and amount (if any) thereof; ability to and levels to which we upgrade ammonia to other fertilizer products, including UAN; global fertilizer industry conditions; grain prices; crop inventory levels; farmer economics and planting seasons; direct operating expenses; capital expenditures; turnaround expense and timing; cash reserves; management changes; and other matters. You can generally identify forward-looking statements by our use of forward-looking terminology such as “outlook,” “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “explore,” “evaluate,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “seek,” “should,” or “will,” or the negative thereof or other variations thereon or comparable terminology. These forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond our control. Investors are cautioned that various factors may affect these forward-looking statements, including (among others) the health and economic effects of any pandemic; impacts of the planting season on our business; CVR Energy, Inc.’s and its controlling stockholder’s intention regarding potential strategic transactions involving the Partnership and ownership of our common units; potential operating hazards; costs of compliance with existing or new laws and regulations and potential liabilities arising therefrom; general economic and business conditions; political disturbances, geopolitical instability and tensions, including those arising from trade policies and tariffs; impacts of plant outages and weather conditions and events; and other risks. For additional discussion of risk factors which may affect our results, please see the risk factors and other disclosures included in our most recent Annual Report on Form 10-K, any subsequently filed Quarterly Reports on Form 10-Q and our other Securities and Exchange Commission (“SEC”) filings. These and other risks may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements included in this news release are made only as of the date hereof. CVR Partners disclaims any intention or obligation to update publicly or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent required by law.
About CVR Partners, LP
Headquartered in Sugar Land, Texas, CVR Partners is a Delaware limited partnership focused on the production, marketing and distribution of nitrogen fertilizer products. It primarily produces urea ammonium nitrate (UAN) and ammonia, which are predominantly used by farmers to improve the yield and quality of their crops. CVR Partners’ Coffeyville, Kansas, nitrogen fertilizer manufacturing facility includes a 1,300 ton-per-day ammonia unit, a 3,100 ton-per-day UAN unit and a dual-train gasifier complex having a capacity of 89 million standard cubic feet per day of hydrogen. CVR Partners’ East Dubuque, Illinois, nitrogen fertilizer manufacturing facility includes a 1,075 ton-per-day ammonia unit and a 950 ton-per-day UAN unit.
Investors and others should note that CVR Partners may announce material information using SEC filings, press releases, public conference calls, webcasts and the Investor Relations page of its website. CVR Partners may use these channels to distribute material information about the Partnership and to communicate important information about the Partnership, corporate initiatives and other matters. Information that CVR Partners posts on its website could be deemed material; therefore, CVR Partners encourages investors, the media, its customers, business partners and others interested in the Partnership to review the information posted on its website.

Contact Information:
Investor Relations
Richard Roberts
(281) 207-3205
InvestorRelations@CVRPartners.com
Media Relations
Brandee Stephens
(281) 207-3516
MediaRelations@CVRPartners.com

Non-GAAP Measures
Our management uses certain non-GAAP performance measures, and reconciliations to those measures, to evaluate current and past performance and prospects for the future to supplement our financial information presented in accordance with accounting principles generally accepted in the United States (“GAAP”). These non-GAAP financial measures are important factors in assessing our operating results and profitability and include the performance and liquidity measures defined below.
The following are non-GAAP measures we present for the periods ended September 30, 2025 and 2024:
EBITDA - Net income (loss) before (i) interest expense, net, (ii) income tax expense (benefit) and (iii) depreciation and amortization expense.
Adjusted EBITDA - EBITDA adjusted for certain significant noncash items and items that management believes are not attributable to or indicative of our on-going operations or that may obscure our underlying results and trends.
Available Cash for Distribution - EBITDA for the quarter excluding noncash income or expense items (if any), for which adjustment is deemed necessary or appropriate by the Board in its sole discretion, less (i) reserves for maintenance capital expenditures, debt service and other contractual obligations and (ii) reserves for future operating or capital needs (if any), in each case, that the Board deems necessary or appropriate in its sole discretion. Available Cash for Distribution may be increased by the release of previously established cash reserves, if any, and other excess cash, at the discretion of the Board.
We present these measures because we believe they may help investors, analysts, lenders, and ratings agencies analyze our results of operations and liquidity in conjunction with our GAAP results, including, but not limited to, our operating performance as compared to other publicly traded companies in the fertilizer industry, without regard to historical cost basis or financing methods, and our ability to incur and service debt and fund capital expenditures. Non-GAAP measures have important limitations as analytical tools because they exclude some, but not all, items that affect net earnings and operating income. These measures should not be considered substitutes for their most directly comparable GAAP financial measures. Refer to the “Non-GAAP Reconciliations” included herein for reconciliation of these amounts. Due to rounding, numbers presented within this section may not add or equal to numbers or totals presented elsewhere within this document.

CVR Partners, LP
(all information in this release is unaudited)
Statement of Operations Data

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except per unit data)	2025	2024	2025	2024
Net sales (1)	$163,549	$125,203	$474,973	$385,769
Operating costs and expenses:
Cost of materials and other	25,390	26,263	85,837	77,704
Direct operating expenses (exclusive of depreciation and amortization)	57,681	55,761	172,685	158,300
Depreciation and amortization	19,958	24,732	58,859	64,063
Cost of sales	103,029	106,756	317,381	300,067
Selling, general and administrative expenses	9,171	7,447	25,094	21,065
Loss on asset disposal	713	4	955	17
Operating income	50,636	10,996	131,543	64,620
Other (expense) income:
Interest expense, net	(7,587)	(7,241)	(22,894)	(22,416)
Other income, net	23	52	279	376
Income before income tax expense	43,072	3,807	108,928	42,580
Income tax benefit	—	—	—	(25)
Net income	$43,072	$3,807	$108,928	$42,605

Basic and diluted earnings per common unit	$4.08	$0.36	$10.31	$4.03
Distributions declared per common unit	3.89	1.90	7.90	5.50

EBITDA*	$70,617	$35,780	$190,681	$129,059
Available Cash for Distribution*	42,440	12,612	107,466	53,035

Weighted-average common units outstanding:
Basic and Diluted	10,570	10,570	10,570	10,570

*See “Non-GAAP Reconciliations” section below for a reconciliation of these amounts.
(1)    Below are the components of net sales:

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2025	2024	2025	2024
Components of net sales:
Fertilizer product sales	$149,809	$109,486	$432,274	$346,590
Other	13,740	15,717	42,699	39,179
Total net sales	$163,549	$125,203	$474,973	$385,769

Selected Balance Sheet Data

(in thousands)	September 30, 2025	December 31, 2024
Cash and cash equivalents	$156,183	$90,857
Working capital (inclusive of cash and cash equivalents)	180,825	122,192
Total assets	1,037,195	1,018,724
Total debt and finance lease obligation, including current portion	569,876	568,851
Total liabilities	718,697	725,654
Total partners’ capital	318,498	293,070
Selected Cash Flow Data

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2025	2024	2025	2024
Net cash flow provided by (used in):
Operating activities	$91,744	$86,725	$171,237	$137,750
Investing activities	(10,729)	(3,627)	(21,419)	(14,357)
Financing activities	(39,232)	(20,083)	(84,492)	(58,133)
Net increase in cash and cash equivalents	$41,783	$63,015	$65,326	$65,260
Capital Expenditures

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2025	2024	2025	2024
Maintenance	$7,412	$6,488	$17,665	$15,591
Growth	5,301	3,211	11,727	3,614
Total capital expenditures	$12,713	$9,699	$29,392	$19,205
Key Operating Data

	Three Months Ended September 30,		Nine Months Ended September 30,
(percent of capacity utilization)	2025	2024	2025	2024
Ammonia utilization rate (1)	95%	97%	96%	96%

(1)Reflects our ammonia utilization rate on a consolidated basis. Utilization is an important measure used by management to assess operational output at each of the Partnership’s facilities. Utilization is calculated as actual tons produced divided by capacity. We present our utilization for the three and nine months ended September 30, 2025 and 2024 and take into account the impact of our current turnaround cycles on any specific period. Additionally, we present utilization solely on ammonia production rather than each nitrogen product as it provides a comparative baseline against industry peers and eliminates the disparity of plant configurations for upgrade of ammonia into other nitrogen products. With our efforts being primarily focused on ammonia upgrade capabilities, this measure provides a meaningful view of how well we operate.

Sales and Production Data

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Consolidated sales volumes (thousand tons):
Ammonia	48	62	165	175
UAN	328	336	1,009	950

Consolidated product pricing at gate (dollars per ton): (1)
Ammonia	$531	$399	$561	$481
UAN	348	229	307	254

Consolidated production volume (thousand tons):
Ammonia (gross produced) (2)	208	212	621	626
Ammonia (net available for sale) (2)	59	61	181	191
UAN	337	321	1,005	964

Feedstock:
Petroleum coke used in production (thousands of tons)	134	133	394	395
Petroleum coke used in production (dollars per ton)	$44.58	$44.69	$47.86	$60.93
Natural gas used in production (thousands of MMBtus) (3)	2,114	2,082	6,171	6,443
Natural gas used in production (dollars per MMBtu) (3)	$3.18	$2.19	$3.72	$2.40

(1)Product pricing at gate represents sales less freight revenue divided by product sales volume in tons and is shown in order to provide a pricing measure that is comparable across the fertilizer industry.
(2)Gross tons produced for ammonia represent total ammonia produced, including ammonia produced that was upgraded into other fertilizer products. Net tons available for sale represent ammonia available for sale that was not upgraded into other fertilizer products.
(3)The feedstock natural gas shown above does not include natural gas used for fuel. The cost of fuel natural gas is included in direct operating expense.
Key Market Indicators

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Ammonia — Southern plains (dollars per ton)	$618	$491	$582	$528
Ammonia — Corn belt (dollars per ton)	657	537	635	568
UAN — Corn belt (dollars per ton)	399	254	375	278

Natural gas NYMEX (dollars per MMBtu)	$3.03	$2.11	$3.46	$2.11

Q4 2025 Outlook
The table below summarizes our outlook for certain operational statistics and financial information for the fourth quarter of 2025. See “Forward-Looking Statements” above.

	Q4 2025
	Low	High
Ammonia utilization rate	80%	85%

Direct operating expenses (in millions) (1)	$58	$63
Total capital expenditures (in millions) (2)	$30	$35

(1)Direct operating expenses are shown exclusive of depreciation and amortization, turnaround expenses, and impacts of inventory adjustments.
(2)Capital expenditures are disclosed on an accrual basis.
Non-GAAP Reconciliations
Reconciliation of Net Income to EBITDA, Adjusted EBITDA, and Available Cash for Distribution

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2025	2024	2025	2024
Net income	$43,072	$3,807	$108,928	$42,605
Interest expense, net	7,587	7,241	22,894	22,416
Income tax benefit	—	—	—	(25)
Depreciation and amortization	19,958	24,732	58,859	64,063
EBITDA and Adjusted EBITDA	70,617	35,780	190,681	129,059
Adjustments (Reserves)/Releases:
Accrued interest expense (excluding capitalized interest)	(9,192)	(8,486)	(27,215)	(25,456)
Future operating needs (1)	6,000	—	(2,000)	—
Capital expenditures (2)	(15,312)	(10,762)	(40,920)	(40,416)
Turnaround expenditures, net (3)	(8,974)	(3,178)	(14,104)	(9,772)
Equity method investment (4)	(699)	(742)	1,024	(380)
Available cash for distribution (5)	$42,440	$12,612	$107,466	$53,035

Common units outstanding	10,570	10,570	10,570	10,570

(1)Amount consists of reserves established by management and approved by the Board for potential future cash needs related to nitrogen fertilizer seasonality and feedstock price volatility.
(2)Amount consists of maintenance capital expenditures, including additional reserves for future profit and growth projects, net of any releases of previously reserved funds, of $7.9 million and $23.3 million for the three and nine months ended September 30, 2025, respectively, and $4.3 million and $24.8 million for the three and nine months ended September 30, 2024, respectively.
(3)Amount consists of reserves for periodic, planned turnarounds, net of expenditures incurred in the period.
(4)Amount consists of distributions received by the Partnership adjusted for the amortization of deferred revenue related to the 45Q transaction.
(5)Amount represents the cumulative available cash for distribution based on full year results. However, available cash for distribution is calculated quarterly, with distributions (if any) being paid in the following period. The Partnership declared and paid a cash distribution of $1.75, $2.26, and $3.89 per common unit related to the fourth quarter of 2024 and the first and second quarters of 2025, respectively, and declared a cash distribution of $4.02 per common unit related to the third quarter of 2025 to be paid in November 2025.